UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2025
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2025, Allison Sutley (age 50) was appointed Chief Information Officer of Arhaus, Inc. (the “Company”), effective April 14, 2025. Prior to joining the Company, she was Chief Technology Officer of Express, Inc. (a multi-brand fashion retailer) from 2022 to 2025 and Vice President eCommerce Technology from 2021 to 2022. Prior to her employment with Express, Inc., Ms. Sutley was Enterprise Logistics and Transportation Engineering Leader at Cardinal Health, Inc. (a global healthcare services and products company) from 2020 to 2021 and served in various leadership roles at Designer Brands Inc. (a footwear and accessories retailer) from 2007 to 2020, most recently as Vice President Application Development.

In connection with her appointment, Ms. Sutley will receive a base salary of $500,000, subject to review and adjustment on an annual basis, and will be eligible for annual cash incentive awards and long-term equity plan awards as determined by the Compensation Committee. For 2025, her annual cash incentive award target represents 50% of her base salary. Any payout under this incentive award shall be determined by the Compensation Committee based on the achievement of certain performance goals. Ms. Sutley will also receive $200,000 in restricted stock units and a target award of $200,000 in performance stock units under the Arhaus, Inc. 2021 Equity Incentive Plan, subject to applicable vesting provisions. Ms. Sutley will be eligible to participate in the Company’s severance and benefit plans in accordance with the Company’s customary policies, and consistent with the Company’s other executive officers. Ms. Sutley will also receive $1,500 per month as reimbursement for certain commuting costs over the next twelve months. Ms. Sutley has no family relationship with any director or executive officer of the Company and Ms. Sutley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Sutley’s appointment as Chief Information Officer, Mr. Venkat Nachiappan will separate from the Company. Subject to his timely signing and non-revocation of a release of claims, Mr. Nachiappan will receive customary severance for executive officers pursuant to his offer letter and approximately $85,000 for his services to support the transition of his responsibilities through December 31, 2025.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page with Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of April, 2025.

ARHAUS, INC.

By:	/s/ Christian Sedor
Name:	Christian Sedor
Title:	Chief Accounting Officer